U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of report: April 24, 2001



                                 WHISTLER, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                  ---------------------------------------------
                  STATE OR OTHER JURISDICTION OF INCORPORATION)


                000-30579                            52-2209378
              ------------                       -------------------
              (COMMISSION                         (I.R.S. EMPLOYER
              FILE NUMBER)                       IDENTIFICATION NO.)

  12740 VIGILANTE ROAD, LAKESIDE, CA                   92040
----------------------------------------             ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)


                                 (619) 692-2176
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEMS 2 THROUGH 6, AND 8 NOT APPLICABLE.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     On April 24, 2001, the board of directors of Whistler, Inc., a Delaware corporation (the "Company") accepted the resignation of Mr. Daniel Stonesifer as a director and the president/secretary of the Company and the resignation of Mr. James D. Whitley as a director and the treasurer of the Company, both effective April 24, 2001.

     As of the date of the respective resignations, Messrs. Stonesifer and Whitley were each the record holder of 2,295,000 shares of common stock of the Company, representing an aggregate 4,590,000 shares of common stock and an aggregate ownership equity interest of approximately 51.7%. On April 24, 2001, Messrs. Stonesifer and Whitley surrendered their stock certificates evidencing 2,295,000 shares of common stock, respectively, to the Company. Such stock certificates were cancelled by the Company and treated as treasury shares.

     As a result of the surrender and cancellation of the stock certificates evidencing an aggregate of 4,590,000 shares of common stock, which represented approximately 51.7% of the issued and outstanding shares of Common Stock, there was a change in control of the Company. As of the date of this Report, there are 4,284,000 shares of Common Stock issued and outstanding, and none of the 62 shareholders own of record or beneficially, or was known by the Company to own beneficially, more than five percent (5%) of the Company's Common Stock. As of the date of this Report, none of the current officers or directors of the Company own of record or beneficially any shares of the Company's Common Stock.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits.

          Not applicable.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



Date: April 24, 2001                    Whistler, Inc.


                                        By /s/ James Bunyan
                                        ---------------------------------------
                                        James Bunyan, President & Director